                                                                    EXHIBIT 99.1

                                   Dated as of
                               September 20, 2001



Sunrise Technology International, Inc.
3400 West Warren Avenue
Fremont, California 94538

Attn: Mr. Russ Trenary, Chairman, President, and CEO

      Re: Sunrise Technology International, Inc. ("Borrower"); David A.
          Brewer, an individual ("Guarantor"); and Silicon Valley Bank ("Bank").

Ladies and Gentlemen:

        Reference is hereby made to that certain Loan and Security Agreement, dated as of June 29, 2000, between Borrower and Bank, as amended by that certain Loan Modification Agreement, dated September 20, 2000, the Extension and Modification Agreement, dated June 22, 2001, the Amendment Number One to Extension and Modification Agreement, dated August 3, 2001, the Extension Letter Agreement, dated August 26, 2001 and the Extension Letter Agreement, dated as of September 10, 2001 (as amended, the "Loan Agreement"). Capitalized terms used in this letter agreement are defined in the Loan Agreement unless specifically defined herein.

        Pursuant to the September 10, 2001, Extension Letter Agreement, Borrower is required to make a Second Extension Payment on or before September 21, 2001. Borrower and Guarantor have requested that Bank extend the date on or before which the Second Extension Payment must be paid to September 28, 2001. Bank has agreed to the request of Borrower and Guarantor, subject to the terms of this letter agreement.

        1. EXTENSION OF DATE TO MAKE SECOND EXTENSION PAYMENT. Bank agrees to extend the date on or before which the Second Extension Payment is due to September 28, 2001.

        2. COSTS AND EXPENSES. Borrower shall pay to Bank all of Bank's out-of-pocket costs, expenses (including, without limitation, the fees and expenses of its counsel), documentation fees, and other fees arising in connection with the preparation, execution, and delivery of this letter.

        3. MISCELLANEOUS. Except as specifically amended herein, all other terms and provisions of the Loan Agreement, as amended from time to time, shall remain in full force and effect.

                                            Very truly yours,

                                            SILICON VALLEY BANK


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

Agreed and Accepted as
of September 20, 2001

BORROWER:

SUNRISE TECHNOLOGY INTERNATIONAL, INC.


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------


GUARANTOR:

Guarantor hereby confirms that his guaranty remains in full force and effect.


-----------------------------------
DAVID A. BREWER



                                       2